Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 294226 on Form S-8 of our report dated June 30, 2026, relating to the financial statements of PayPay Corporation appearing in this Annual Report on Form 20-F for the year ended March 31, 2026.

/s/ Deloitte Touche Tohmatsu LLC

Tokyo, Japan

June 30, 2026